UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2007
First Franklin Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029

(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)
4750 Ashwood Drive, Cincinnati, Ohio 45241
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (513) 469-5352
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 24, 2007, the Board of Directors of First Franklin Corporation (the “Company”) adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The adoption of the Amended Bylaws did not require stockholder approval and the Amended Bylaws were effective September 24, 2007. Specifically, the Board amended Article VI, Sections 1, 3 and 4 of the Company’s Bylaws to expressly permit the issuance of certificated and uncertificated shares of stock and to facilitate the transfer of uncertificated shares.
     The Company is listed on The NASDAQ Stock Market, LLC (“NASDAQ”), which requires that all listed securities be eligible to participate in a “direct registration program” on or after January 1, 2008. The Amended Bylaws specifically allow the Company to issue, record and transfer shares without the issuance of a physical certificate, making the Company eligible to participate in a direct registration program.
     The full text of the Amended Bylaws and the sections of the Amended Bylaws that were amended, marked to show changes, are attached as Exhibits 3.1 and 3.2 hereto, and are incorporated by reference herein. The summary of the Amended Bylaws above is qualified in its entirety by reference to the full text of the Amended Bylaws.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (a) and (c). Not applicable.
     (d) Exhibits.
3.1	Amended and Restated Bylaws of First Franklin Corporation adopted September 24, 2007

3.2	Sections of the Amended and Restated Bylaws of First Franklin Corporation that were amended or added on September 24, 2007 – marked to show changes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FRANKLIN CORPORATION
By:	/s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer

Date: September 25, 2007

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